UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2023

Claros Mortgage Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40993	47-4074900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Mack Real Estate Credit Strategies, L.P. 60 Columbus Circle 20th Floor New York, New York	10023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 484-0050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMTG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2023, Jai Agarwal notified Claros Mortgage Trust, Inc. (the “Company”) of his decision to resign as chief financial officer of the Company, effective as of November 17, 2023. Mr. Agarwal’s resignation is not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company has appointed the Company’s President, J. Michael McGillis, who previously served as the Company’s chief financial officer until March 2022, as chief financial officer, effective upon Mr. Agarwal’s departure from the Company on November 17, 2023. As chief financial officer, Mr. McGillis will serve as the Company’s principal financial officer and principal accounting officer. Mr. McGillis will continue to serve as the Company’s President.

Mr. McGillis, 62, has served as President and director of the Company since March 2022 and previously served as President, Chief Financial Officer and director of the Company. Mr. McGillis also is the President of Mack Real Estate Group (“MREG”) and is a member of the Investment Committee of each of MREG and Mack Real Estate Credit Strategies, L.P. (“MRECS”). Mr. McGillis joined MRECS in 2015 as the Chief Financial Officer. Prior to joining MRECS, Mr. McGillis was Managing Director, Head of U.S. Funds and Chief Financial Officer at J.E. Robert Companies (“JER”), a position he held since 2011. He was responsible for asset and portfolio management, capital markets, investor relations, and financial management activities for a series of private equity real estate funds focused on the U.S. and Europe with equity capital commitments of more than $4 billion. Between 2006 and 2011, Mr. McGillis served in a variety of capacities at JER, including as the CFO of JER, CFO of JER’s U.S. fund business, and CFO of JER Investors Trust, an externally managed, publicly traded mortgage REIT, for which he was also a member of the Board of Directors. Mr. McGillis was a member of JER’s Management Committee, Investment Committee, Valuation Committee, and the boards of directors of various JER portfolio companies. Prior to joining JER, Mr. McGillis was employed in various senior finance and investment management capacities by Freddie Mac, Starcom Holdings, AEW Capital Management, Robertson-Ceco, and Price Waterhouse. Mr. McGillis graduated magna cum laude from Northeastern University and is a Certified Public Accountant (CPA) (inactive). Mr. McGillis also serves on the Board of Directors of the Tom Coughlin Jay Fund.

Because Mr. McGillis will not be an employee of the Company, he will receive no cash compensation for his services in the offices mentioned above. He is eligible to receive equity award grants under the Company’s 2016 Incentive Award Plan.

Mr. McGillis was selected to serve as chief financial officer of the Company as a result of his roles with the Company, MREG and MRECS. Other than as a result of Mr. McGillis’s relationship with the Company, MREG and MRECS, there are no transactions in which Mr. McGillis has an interest that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAROS MORTGAGE TRUST, INC.

Date: November 9, 2023	By:	/s/ J. Michael McGillis
J. Michael McGillis President